T. ROWE PRICE ASSOCIATES, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                              June __, 2000, 9 a.m.

                              100 East Pratt Street

                            Baltimore, Maryland 21202

                       DIRECTIONS TO 100 EAST PRATT STREET

                   (OPPOSITE INNER HARBOR) and PARKING GARAGE

From the south: Take I-95 north to I-395 (downtown) directly into Baltimore City. Turn right onto Pratt Street and then left onto Calvert Street. The parking garage entrance is on the left side of Calvert Street approximately 50 feet before the next traffic light at Lombard Street.

From the north: Take I-83 (Jones Falls Expressway) directly into Baltimore City. Turn right onto Lombard Street. Proceed for approximately 2/3 mile and then turn left onto Light Street. Turn left to enter the parking garage.

From the west: Take Route 40 (Baltimore National Pike) east directly into Baltimore City (Edmondson Avenue to Mulberry Street). Turn right onto Martin Luther King Boulevard; proceed south for approximately 1/2 mile and then turn left (east) onto Pratt Street. Proceed east on Pratt Street for approximately 7/8 mile and then left onto Calvert Street. The parking garage entrance is on the left side of Calvert Street approximately 50 feet before the next traffic light at Lombard Street.

     From the east: Take I-95 south through the Inner Harbor Tunnel. Exit at I-395 (downtown) directly into Baltimore City. Turn right onto Pratt Street and then left onto Calvert Street. The parking garage entrance is on the left side of Calvert Street approximately 50 feet before the next traffic light at Lombard Street.

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Logo                                                June __, 2000 Proxy

                         T. ROWE PRICE ASSOCIATES, INC.

          Revocable Proxy Solicited on Behalf of the Board of Directors

     I hereby appoint James S. Riepe, George A. Roche, and M. David Testa, together and separately, as proxies to vote all shares of common stock which I have power to vote at the special meeting of stockholders to be held on June __, 2000, at 9 a.m., in Conference Room 9D on the 9th floor of 100 East Pratt Street, Baltimore, Maryland 21202, and at any adjournments thereof in accordance with the instructions on the reverse side of this proxy card and as if I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. I also hereby acknowledge receipt of the Notice of Special Meeting and Proxy Statement dated May __, 2000.

                         PLEASE VOTE YOUR PROXY PROMPTLY

                    See reverse side for voting instructions.

                                                                      Company #
                                                                      Control #

THERE ARE 3 WAYS TO VOTE YOUR T. ROWE PRICE ASSOCIATES, INC. PROXY.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone or Internet voting is 1 p.m. EDST on June __, 2000.

VOTE BY TELEPHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. EDST on June __, 2000. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and 7-digit control number, which are located in the upper right hand corner of this card. Then follow the simple instructions given over the phone.

VOTE BY INTERNET - http://www.eproxy.com/trow/ - QUICK *** EASY *** IMMEDIATE

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. EDST on June __, 2000. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and 7-digit control number, which are locate din the upper right hand corner of this card. This will create an electronic ballot.

VOTE BY MAIL - POSTAGE PAID ENVELOPE PROVIDED

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

                              T. ROWE PRICE (LOGO)

    If you vote by phone or the Internet, please do not mail your proxy card
                             (Arrow) Please detach here (Arrow)

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          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2

     (1)  HOLDING COMPANY PROPOSAL

              [ ]   FOR          [ ] AGAINST         [ ]   WITHHOLD

     (2) IN THEIR DISCRETION, the proxies are authorized to vote upon such other business and further business as may be brought before the meeting or any adjournment(s) thereof.

              [ ]   FOR          [ ]   WITHHOLD

                            _
Address Change?  Mark Box  |_|     Indicate changes below:

                                      Dated: __________________________________

                                             __________________________________
                                            |                                  |
                                             __________________________________

                                          Signature(s) in Box
                                          If you are voting by mail, please
                                          date and sign exactly as your
                                          name appears to the left.  When
                                          signing as a fiduciary,
                                          representative or corporate
                                          officer, give full title as such.
                                          If you receive more than one proxy
                                          card,  please  vote the shares
                                          represented by each card separately.

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